                                                                    EXHIBIT 99.2


                                 CURRENT VALUES

                               OF AIRCRAFT IN THE

                            AIRPLANES GROUP PORTFOLIO




Prepared for:                             Prepared by:

GPA Group plc                             BK Associates, Inc.
Shannon, Ireland                          Manhasset, New York
                                          January 23, 1998

                               TABLE OF CONTENTS
                              *******************

                                                                           Page
                                                                           Number
                                                                           ------

1. INTRODUCTION................................................................1

2. CONCLUSIONS.................................................................2

3. DISCUSSION OF MARKET.......................................................12

   3.1 Current Demand and Availability........................................13
   3.2 Projected Supply and Demand............................................17

         3.2.1 Passenger Traffic..............................................18
         3.2.2 Fleet Size and Composition.....................................19
         3.2.3 Commuter Traffic and Commuter Fleet............................22
         3.2.4 Future Balance Between Demand and Supply.......................28
         3.2.5 Cargo Traffic and Freighter Fleet..............................29

   3.3 Suitability of the Aircraft............................................31
   3.4 Regulatory Factors.....................................................34

         3.4.1 Noise Regulations..............................................38
         3.4.2 Regulatory Restrictions for Aging Aircraft.....................41

   3.5 Aircraft Sales Data....................................................42

         3.5.1 Recent Sales Data..............................................42

   3.6 Summary of Market Discussion...........................................47

4. VALUE METHODOLOGY..........................................................51

   4.1 Definitions............................................................51
   4.2 Current Fair Market Value Assumptions..................................53
   4.3 Current Value Methodology..............................................55

         4.3.1 Comparison with Recent Sales Method............................56
         4.3.2 Replacement Cost Method........................................56
         4.3.3 Lease-Encumbered Value Method..................................57

5. QUALIFICATIONS OF BK ASSOCIATES, INC. .....................................58


                                1. INTRODUCTION
                                ***************

                                1. INTRODUCTION
                                ***************


In response to a request from GPA Group plc (GPA), BK Associates, Inc. is pleased to present this report on the current values as of January 23, 1998 of the aircraft in the Airplanes Group Portfolio (Portfolio). The aircraft include various types or models of narrow- and wide-body jets as well as turboprop commuter aircraft. The aircraft are identified in Figure 2-1 by aircraft type, date of manufacture, serial number, and engine model.

BK Associates presented another appraisal on the Portfolio approximately one month ago in December 1997. This report represents an update of that appraisal. The current values have been reviewed to reflect any changes in the market since then. The report reflects changes in the composition of the Portfolio and updates the factual data presented on such things as recent sales and aircraft available for sale.

It should be understood that the aircraft have not been inspected for this appraisal and their current condition and status relative to major maintenance events was not known in some cases. GPA provided BK Associates with data on the specifications and current maintenance status for each aircraft. These data were used to adjust values to account for current maintenance status.

Section 2 of this report presents the conclusions regarding the values of the aircraft. Other sections describe the methodology used by BK Associates in determining appraised values, discuss the factors affecting the market for aircraft, and describe the experience and qualifications of BK Associates in undertaking appraisals.

                                 2. CONCLUSIONS
                                 **************

                                 2. CONCLUSIONS
                                 **************

Based upon our familiarity with airline transport aircraft, our knowledge of their capabilities and the uses to which they are put, our knowledge of the marketing and leasing of new or used aircraft, and our familiarity with aircraft generally, it is our opinion that the current values for the aircraft in the Portfolio are as stated in Figure 2-1, expressed in millions of dollars.

Except for changes in the composition of the Portfolio (several aircraft have been sold), the values are unchanged from our December report. After reviewing events that have occurred, we concluded there was no significant change in the market that would affect current values.

No new specification or maintenance status data have been provided. The maintenance status is assumed to be as it was in the December appraisal.

All of the aircraft have likely accumulated hours and cycles which would change their current status and lower the maintenance adjusted values as they move closer to a maintenance event. However, with a fleet this large it is just as likely that some aircraft may have had "C" or "D" checks or engine shop visits since the last appraisal which would increase their values.


Four values are given for each aircraft. Base Values (BV) and Current Market Values (CMV) are included both assuming half-time between major maintenance events and allowing for the current maintenance status. These are identified as either "1/2-time" or "Mt.Adj".

According to the International Society of Transport Aircraft Trading's (ISTAT) definition of Base Value, to which BK Associates subscribes, base value is the Appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

The Current Market Value is similar to the Base Value. It is the appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question. It is assumed the aircraft is sold for cash or equivalent consideration and that the seller has an adequate amount of time for effective exposure to prospective buyers, which BK Associates considers to be 12 to 18 months.

The values given in Figure 2-1 are based upon certain definitions and assumptions regarding aircraft condition, maintenance status, and market conditions which are described more fully below and later in this report. THESE VALUES SHOULD NOT BE USED OUTSIDE THE CONTEXT OF, OR WITHOUT KNOWLEDGE OF, THOSE ASSUMPTIONS AND DEFINITIONS.

For those values given in Figure 2-1 that include adjustments to account for the current maintenance status, the adjustments are approximate, based on industry average costs, and normally would include an adjustment for the time remaining to a "C" check, time remaining to a "D" check, time remaining to landing gear overhaul and time remaining to a heavy shop visit on engines. Where estimates of time to a check were provided by months or calendar date, industry average utilization figures were used to convert to an equivalent hourly rate. Where "C" checks and "D" checks are accomplished on a phased basis the aircraft is assumed to be at half-time and no adjustment is included. In many cases, sufficient relevant data were not available to make adjustments for engines and they were assumed to be at half-time. Where data were available adjustments were included for engines. In some cases no current maintenance data were available. Except in the rare case of coincidence, these cases are apparent from the half-time value equaling the maintenance adjusted value.

Also, no consideration has been given to cash maintenance reserve payments or security deposits that are likely paid by the lessees on nearly all of the aircraft in the Portfolio. These payments are intended to offset the very costs for which the maintenance adjustments are applied to the half-time values.

BK Associates, Inc. has no present or contemplated future interest in the aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.

                                        BK ASSOCIATES, INC.


                                        [SIG]

                                        John F. Keitz
                                        President
                                        ISTAT Senior Certified Appraiser

                                   FIGURE 2-1

                    AIRPLANES GROUP PORTFOLIO CURRENT VALUES

                                                  BASE VALUE        CURRENT MKT. VAL
                                              -------------------  ------------------
#   TYPE         SERNUM   YEAR   ENGINE       1/2 TIME   MT. ADJ.  1/2 TIME  MT. ADJ.
--  ----         ------   ----   ------       --------   --------  --------  --------

 1   A300B4-100       9   1974   CF6-50C2       7.250     7.250     6.000      6.000
 2   A300B4-100      12   1975   CF6-50C2       7.550     7.750     6.350      6.550
 3   A300B4-100      20   1975   CF6-50C2       7.850     7.980     6.800      6.930
 4   A300B4-200     131   1981   CF6-50C2      14.500    15.775    11.500     12.775
 5   A300B4-200     269   1983   CF6-50C2      15.900    16.815    12.000     12.915
 6   A300C4-200      83   1979   CF6-50C2      18.500    18.695    17.800     17.995
 7   A320-211       174   1991   CFM56-5A1     28.650    28.425    28.650     28.425
 8   A320-211       175   1991   CFM56-5A1     28.650    28.445    28.650     28.445
 9   A320-211       203   1991   CFM56-5A3     30.450    30.330    30.450     30.330
10   A320-211       220   1991   CFM56-5A3     30.450    30.350    30.450     30.350
11   A320-211       232   1991   CFM56-5A1     28.850    28.580    28.850     28.580
12   A320-211       284   1992   CFM56-5A1     30.300    30.005    30.300     30.005
13   A320-212       294   1992   CFM56-5A3     32.100    32.135    32.100     32.135
14   A320-212       301   1992   CFM56-5A3     32.100    31.835    32.100     31.835
15   A320-211       309   1992   CFM56-5A1     30.300    30.030    30.300     30.030
16   A320-231       348   1992   CFM56-5A1     30.300    30.430    30.300     30.430
17   A320-231       349   1992   CFM56-5A3     32.100    31.930    32.100     31.930
18   A320-211       404   1994   CFM56-5A1     35.100    35.120    35.100     35.120
19   B727-2A1     21346   1980   JT8D-17R       5.450     4.970     4.500      4.020
20   B727-2A1     21600   1980   JT8D-17R       5.450     5.005     4.500      4.055
21   B737-275     20922   1974   JT8D-9A        3.350     3.350     3.050      3.050
22   B737-275     20958   1975   JT8D-9A        3.550     3.550     3.200      3.200
23   B737-275     20959   1975   JT8D-9A        3.550     3.550     3.200      3.200
24   B737-275     21115   1975   JT8D-9A        4.000     3.780     3.750      3.530
25   B737-266     21192   1976   JT8D-17        5.565     5.835     5.065      5.335
26   B737-266     21193   1976   JT8D-17        6.350     6.095     5.850      5.595
27   B737-266     21196   1976   JT8D-17        6.335     6.050     5.835      5.550
28   B737-269     21206   1976   JT8D-17        5.810     5.810     5.310      5.310
29   B737-275     21639   1978   JTD8-9A        5.800     6.410     5.250      5.860
30   B737-2L9     21685   1979   JT8D-17        7.390     7.390     6.840      6.840
31   B737-275     21712   1979   JT8D-9A        6.100     6.085     5.000      4.985
32   B737-2Q8     21735   1979   JT8D-15        7.175     6.635     6.625      6.085
33   B737-2Q8     21960   1980   JT8D-15        7.150     7.140     6.435      6.425
34   B737-2M8     22090   1980   JT8D-15        8.295     7.865     7.465      7.035
35   B737-2S3     22278   1980   JT8D-15        7.675     7.615     6.910      6.845
36   B737-2T4     22368   1980   JT8D-15        7.940     7.940     7.145      7.145

                                   FIGURE 2-1

                    AIRPLANES GROUP PORTFOLIO CURRENT VALUES

                                                 BASE VALUE      CURRENT MKT. VAL
                                             ------------------  -----------------
#   TYPE        SERNUM   YEAR   ENGINE       1/2 TIME   MT.ADJ.  1/2 TIME  MT.ADJ.
--  ----        ------   ----   ------       --------   -------  --------  -------

37  B737-2T4    22369    1980   JT8D-15       7.970      8.205    7.175     7.410
38  B737-2T5    22396    1981   JT8D-15       7.950      7.950    7.155     7.155
39  B737-2T5    22397    1981   JT8D-15       8.215      8.435    7.395     7.610
40  B737-2L9    22407    1980   JT8D-17A      8.085      8.420    7.275     7.615
41  B737-2Q8    22453    1981   JT8D-15       8.405      8.405    7.565     7.565
42  B737-2T5    22632    1982   JT8D-15       8.510      7.935    7.660     7.085
43  B737-2S3    22633    1981   JT8D-15       8.445      9.190    8.025     8.765
44  B737-2T4    22802    1983   JT8D-17A      9.390      9.390    8.920     8.920
45  B737-2T4    22803    1983   JT8D-17A      9.520      9.700    9.045     9.225
46  B737-2T4    22804    1983   JT8D-17A      9.505      9.730    9.030     9.255
47  B737-275    22873    1982   JT8D-9A       7.850      7.800    7.100     7.050
48  B737-2T5    22979    1983   JT8D-15       9.350      8.680    8.880     8.215
49  B737-291    23023    1983   JT8D-17A      9.560      9.560    9.080     9.080
50  B737-291    23024    1983   JT8D-17A      9.045      8.500    8.590     8.050
51  B737-2T4C   23065    1983   JT8D-17A     10.425     10.100   10.425    10.100
52  B737-2T4C   23066    1983   JT8D-17A     10.350     10.055   10.425    10.130
53  B737-317    23177    1986   CFM56-3B1    18.250     18.605   18.250    18.605
54  B737-3Y0    23749    1987   CFM56-3B2    20.795     20.820   20.795    20.820
55  B737-3Y0    23923    1988   CFM56-3B2    22.450     22.360   22.450    22.360
56  B737-3Y0    24770    1990   CFM56-3B1    24.540     24.155   24.540    24.155
57  B737-3Y0    24905    1991   CFM56-3C1    26.645     26.370   26.645    26.370
58  B737-3Y0    24907    1991   CFM56-3C1    26.600     26.410   26.600    26.410
59  B737-3Y0    25179    1992   CFM56-3C1    28.000     27.710   28.000    27.710
60  B737-3Y0    25187    1992   CFM56-3C1    28.000     27.720   28.000    27.720
61  B737-3Y0    26852    1992   CFM56-3B2    27.750     27.655   27.750    27.655
62  B737-3Y0C   23499    1986   CFM56-3B1    19.550     19.180   19.550    19.180
63  B737-3Y0C   23500    1986   CFM56-3B1    19.550     19.195   19.550    19.195
64  B737-4Y0    24345    1989   CFM56-3C1    25.330     24.835   25.330    24.835
65  B737-4Y0    24493    1989   CFM56-3C1    25.100     24.790   25.100    24.790
66  B737-4Y0    24520    1989   CFM56-3C1    25.800     25.375   25.800    25.375
67  B737-4Y0    24683    1990   CFM56-3C1    27.185     26.855   27.185    26.855
68  B737-4Y0    24684    1990   CFM56-3C1    27.215     27.290   27.215    27.290
69  B737-4Y0    24687    1990   CFM56-3C1    27.185     27.255   27.185    27.255
70  B737-4Y0    24689    1990   CFM56-3C1    27.145     27.115   27.145    27.115
71  B737-4Y0    24690    1990   CFM56-3C1    27.100     26.875   27.100    26.875
72  B737-4Y0    24691    1990   CFM56-3C1    27.150     26.770   27.150    26.770

                                   FIGURE 2-1

                    AIRPLANES GROUP PORTFOLIO CURRENT VALUES

                                                    BASE VALUE        CURRENT MKT. VAL
                                                -------------------  ------------------
#     TYPE         SERNUM   YEAR   ENGINE       1/2 TIME   MT. ADJ.  1/2 TIME  MT. ADJ.
---   ----         ------   ----   ------       --------   --------  --------  --------

73    B737-4Y0     24906    1991   CFM56-3C1    27.350     27.130    27.350    27.130
74    B737-4Y0     24911    1991   CFM56-3C1    28.080     27.710    28.080    27.710
75    B737-4Y0     24912    1991   CFM56-3C1    27.500     27.270    27.500    27.270
76    B737-4Y0     24917    1991   CFM56-3C1    28.120     27.805    28.120    27.805
77    B737-4Y0     25180    1992   CFM56-3C1    29.045     28.660    29.045    28.660
78    B737-4Y0     25181    1992   CFM56-3C1    29.050     28.865    29.050    28.865
79    B737-4Y0     25184    1992   CFM56-3C1    29.050     28.845    29.050    28.845
80    B737-4Y0     25190    1992   CFM56-3C1    29.125     28.615    29.125    28.615
81    B737-4Y0     25261    1992   CFM56-3C1    29.155     28.980    29.155    28.980
82    B737-4Y0     26065    1992   CFM56-3C1    29.305     29.140    29.305    29.140
83    B737-4Y0     26069    1992   CFM56-3C1    29.860     29.900    29.860    29.900
84    B737-4Y0     26071    1992   CFM56-3C1    29.860     29.875    29.860    29.875
85    B737-4Y0     26081    1993   CFM56-3C1    30.500     30.260    30.500    30.260
86    B737-5Y0     24897    1991   CFM56-3C1    20.500     20.315    20.500    20.315
87    B737-5Y0     25182    1992   CFM56-3C1    21.500     21.460    21.500    21.460
88    B737-5Y0     25183    1992   CFM56-3C1    21.500     21.490    21.500    21.490
89    B737-5Y0     25185    1992   CFM56-3C1    21.500     21.200    21.500    21.200
90    B737-5Y0     25186    1992   CFM56-3C1    21.500     21.225    21.500    21.225
91    B737-5Y0     25188    1992   CFM56-3C1    21.500     21.435    21.500    21.435
92    B737-5Y0     25191    1992   CFM56-3C1    21.500     21.300    21.500    21.300
93    B737-5Y0     25192    1992   CFM56-3C1    21.500     21.265    21.500    21.265
94    B737-5Y0     25288    1992   CFM56-3C1    21.950     21.660    21.950    21.660
95    B737-5Y0     25289    1992   CFM56-3C1    21.950     21.640    21.950    21.640
96    B737-5Y0     26075    1992   CFM56-3C1    22.500     22.450    22.500    22.450
97    B747-259F*   21730    1979   JT9D-7Q      37.000     40.120    37.000    40.120
98    B757-2Y0ER   26151    1992   RB211-535E4  43.500     43.500    43.500    43.500
99    B757-2Y0     26154    1992   RB211-535E4  41.900     41.770    41.900    41.770
100   B757-2Y0     26156    1992   RB211-535E4  41.900     41.960    41.900    41.960
101   B767-2Y0ER   25421    1992   PW4056       52.000     51.990    52.000    51.990
102   B767-3Y0ER   24948    1991   PW4060       59.950     59.750    61.150    60.950
103   B767-3Y0ER   25411    1992   PW4060       61.625     61.450    62.860    62.680
104   B767-3Y0ER   26200    1992   PW4060       63.300     62.960    64.570    64.225
105   B767-3Y0ER   26204    1992   PW4060       64.000     63.805    65.280    65.085
106   DC8-71F      45810    1967   CFM56-2C1    14.500     14.765    15.760    16.025
107   DC8-71F      45811    1967   CFM56-2C1    14.500     14.500    15.760    15.760
108   DC8-71F      45813    1967   CFM56-2C1    14.500     15.130    15.760    16.390

                                   FIGURE 2-1

                    AIRPLANES GROUP PORTFOLIO CURRENT VALUES

                                                     BASE VALUE       CURRENT MKT. VAL
                                                -------------------  ------------------
#     TYPE         SERNUM   YEAR   ENGINE       1/2 TIME   MT. ADJ.  1/2 TIME  MT. ADJ.
---   ----         ------   ----   ------       --------   --------  --------  --------

109   DC8-71F      45849    1967   CFM56-2C1    14.500     15.355    15.760    16.615
110   DC8-71F      45941    1968   CFM56-2C1    14.500     14.000    15.760    15.260
111   DC8-71F      45945    1968   CFM56-2C1    14.500     13.955    15.760    15.215
112   DC8-71F      45946    1968   CFM56-2C1    14.500     14.500    15.760    15.760
113   DC8-71F      45947    1968   CFM56-2C1    14.500     13.830    15.760    15.090
114   DC8-71F      45970    1968   CFM56-2C1    14.500     13.905    15.760    15.165
115   DC8-71F      45971    1968   CFM56-2C1    14.500     14.240    15.760    15.500
116   DC8-71F      45973    1968   CFM56-2C1    14.775     14.840    16.060    16.125
117   DC8-71F      45975    1968   CFM56-2C1    14.800     14.410    16.090    15.700
118   DC8-71F      45976    1968   CFM56-2C1    14.775     15.655    16.060    16.940
119   DC8-71F      45977    1968   CFM56-2C1    14.775     13.840    16.060    15.125
120   DC8-71F      45978    1968   CFM56-2C1    14.500     14.935    15.760    16.195
121   DC8-71F      45983    1968   CFM56-2C1    12.850     12.230    13.965    13.345
122   DC8-71F      45993    1968   CFM56-2C1    14.500     14.905    15.760    16.165
123   DC8-71F      45994    1968   CFM56-2C1    14.500     14.655    15.760    15.915
124   DC8-71F      45996    1968   CFM56-2C1    14.500     13.790    15.760    15.050
125   DC8-71F      45997    1968   CFM56-2C1    14.500     14.025    15.760    15.285
126   DC8-71F      45998    1968   CFM56-2C1    14.500     14.120    15.760    15.380
127   DC8-71F      46039    1969   CFM56-2C1    14.500     14.500    15.760    15.760
128   DC8-71F      46065    1969   CFM56-2C1    14.500     14.500    15.760    15.760
129   DC8-71F      46066    1969   CFM56-2C1    14.500     15.300    15.760    16.560
130   DC8-73F      46091    1970   CFM56-2C1    20.200     20.200    21.185    21.185
131   DC9-14       45736    1966   JT8D-7        1.290      1.290     1.290     1.290
132   DC9-15       45743    1966   JT8D-7B       1.010      1.010     1.010     1.010
133   DC9-15       45785    1966   JT8D-7A       1.105      1.105     1.105     1.105
134   DC9-14       45786    1967   JT8D-7B       1.385      1.385     1.385     1.385
135   DC9-15       47059    1967   JT8D-7A       1.100      1.100     1.100     1.100
136   DC9-15       47085    1967   JT8D-7A       1.100      1.100     1.100     1.100
137   DC9-15       47122    1967   JT8D-7A       1.100      1.100     1.100     1.100
138   DC9-15       47126    1968   JT8D-7A       1.150      1.150     1.150     1.150
139   DC9-32       48125    1980   JT8D-17       6.250      6.260     5.500     5.510
140   DC9-32       48126    1980   JT8D-17       6.250      6.170     5.500     5.420
141   DC9-32       48127    1980   JT8D-17       6.250      6.400     5.500     5.650
142   DC9-32       48128    1980   JT8D-17       6.250      6.480     5.500     5.730
143   DC9-32       48129    1980   JT8D-17       6.250      6.485     5.500     5.735
144   DC9-32       48130    1980   JT8D-17       6.250      6.665     5.500     5.915

                                   FIGURE 2-1

                    AIRPLANES GROUP PORTFOLIO CURRENT VALUES

                                                     BASE VALUE       CURRENT MKT. VAL
                                                -------------------  ------------------
#     TYPE         SERNUM   YEAR   ENGINE       1/2 TIME   MT. ADJ.  1/2 TIME  MT. ADJ.
--   ----          ------   ----   ------       --------   --------  --------  --------

145   DC9-51       47742    1977   JT8D-17       4.550      4.715      4.005      4.170
146   DC9-51       47784    1979   JT8D-17       5.400      5.255      4.755      4.605
147   DC9-51       47796    1979   JT8D-17       5.400      5.505      4.755      4.860
148   DC9-51       48122    1981   JT8D-17       6.250      6.810      5.500      6.060
149   F100         11266    1990   TAY650       15.850     15.850     14.585     14.585
150   F100         11284    1990   TAY650       15.850     15.960     14.585     14.695
151   F100         11285    1990   TAY650       15.850     15.925     14.585     14.660
152   F100         11304    1991   TAY650       16.450     16.450     15.135     15.135
153   F100         11305    1991   TAY650       16.800     16.800     15.460     15.460
154   F100         11309    1991   TAY650       16.800     16.600     15.460     15.255
155   F100         11319    1991   TAY650       16.800     16.605     15.460     15.260
156   F100         11336    1991   TAY650       17.000     17.030     15.640     15.670
157   F100         11339    1991   TAY650       17.000     17.000     15.640     15.640
158   F100         11347    1991   TAY650       17.800     17.800     16.380     16.380
159   F100         11348    1991   TAY650       17.800     17.800     16.380     16.380
160   F100         11371    1991   TAY650       17.950     17.760     16.515     16.325
161   F100         11374    1992   TAY650       18.250     17.990     16.790     16.530
162   F100         11375    1992   TAY650       18.250     18.000     16.790     16.540
163   F100         11382    1992   TAY650       18.250     18.000     16.790     16.540
164   F100         11384    1992   TAY650       18.250     18.010     16.790     16.550
165   MD11         48499    1991   CF6-80C2     80.100     80.470     74.895     75.265
166   MD11         48500    1992   CF6-80C2-D1  81.500     81.500     76.205     76.205
167   MD11         48501    1992   CF6-80C2-D1  84.000     84.000     78.540     78.540
168   MD82         49660    1988   JT8D-217C    19.100     18.865     20.055     19.820
169   MD82         49667    1988   JT8D-217A    17.950     17.495     18.850     18.395
170   MD83         49390    1986   JT8D-219     19.000     20.110     19.380     20.490
171   MD83         49442    1987   JT8D-219     20.000     19.425     20.000     19.425
172   MD83         49575    1987   JT8D-219     21.000     20.340     21.420     20.760
173   MD83         49620    1988   JT8D-219     21.415     21.105     21.415     21.105
174   MD83         49624    1988   JT8D-219     21.250     20.740     21.250     20.740
175   MD83         49626    1988   JT8D-219     21.250     20.615     21.250     20.615
176   MD83         49631    1989   JT8D-219     22.000     22.005     22.000     22.005
177   MD83         49672    1988   JT8D-219     21.250     20.440     21.250     20.440
178   MD83         49709    1988   JT8D-219     21.250     21.030     21.250     21.030
179   MD83         49789    1989   JT8D-219     23.000     22.795     23.460     23.255
180   MD83         49792    1989   JT8D-219     23.000     22.665     23.460     23.125

                                   FIGURE 2-1

                    AIRPLANES GROUP PORTFOLIO CURRENT VALUES

                                               BASE VALUE      CURRENT MKT. VAL
                                           ------------------ ------------------
#    TYPE       SERNUM   YEAR   ENGINE     1/2 TIME  MT. ADJ. 1/2 TIME  MT. ADJ.
---  ----       -------  ----   ------     --------  -------- --------  --------

181  MD83       49935    1990   JT8D-219   24.250    23.935   24.735    24.420
182  MD83       49936    1990   JT8D-219   24.250    23.535   24.735    24.020
183  MD83       49938    1990   JT8D-219   24.055    24.055   24.540    24.540
184  MD83       49939    1990   JT8D-219   23.405    23.855   23.875    24.325
185  MD83       49941    1990   JT8D-219   24.250    23.680   24.735    24.165
186  MD83       49943    1991   JT8D-219   25.775    25.595   26.295    26.110
187  MD83       49946    1991   JT8D-219   24.000    24.330   24.480    24.810
188  MD83       49949    1991   JT8D-219   25.250    24.820   25.755    25.325
189  MD83       49950    1991   JT8D-219   25.250    25.335   25.755    25.840
190  MD83       49951    1991   JT8D-219   25.250    25.000   25.755    25.505
191  MD83       53120    1992   JT8D-219   24.500    24.790   24.990    25.280
192  MD83       53125    1992   JT8D-219   25.250    25.270   25.755    25.775
193  MD87       49673    1988   JT8D-219   16.500    16.365   16.005    15.870
194  ATR42-300    109    1988   PW120       5.600     5.600    5.600     5.600
195  ATR42-300    113    1988   PW120       5.600     5.600    5.600     5.600
196  ATR42-300    249    1991   PW120       7.150     7.150    7.150     7.150
197  ATR42-300    284    1992   PW121       5.800     5.800    5.800     5.800
198  DHC8-102     113    1988   PW120A      4.325     4.305    4.110     4.090
199  DHC8-102     140    1989   PW120A      4.050     4.080    3.850     3.880
200  DHC8-100     144    1989   PW120A      5.250     5.250    4.990     4.990
201  DHC8-100     229    1990   PW121       7.950     7.950    7.555     7.555
202  DHC8-100     258    1991   PW121       6.400     6.380    6.080     6.060
203  DHC8-100     270    1991   PW120A      5.200     5.280    4.940     5.020
204  DHC8-300     232    1990   PW123       7.900     8.070    7.900     8.070
205  DHC8-300     244    1990   PW123       7.900     7.905    7.900     7.905
206  DHC8-300     266    1991   PW123       8.300     8.300    8.300     8.300
207  DHC8-300     267    1991   PW123       8.400     8.405    8.400     8.405
208  DHC8-300     276    1991   PW123       8.500     8.630    8.500     8.630
209  DHC8-300     283    1991   PW123       9.000     9.010    9.000     9.010
210  DHC8-300     293    1991   PW123       9.175     9.200    9.175     9.200
211  DHC8-300     296    1991   PW123       9.175     9.330    9.175     9.330
212  DHC8-300     298    1992   PW123       9.350     9.305    9.350     9.305
213  DHC8-300     300    1992   PW123       9.350     9.385    9.350     9.385
214  DHC8-300     307    1991   PW123       8.675     8.850    8.675     8.850
215  DHC8-300     334    1992   PW123       9.850     9.860    9.850     9.860
216  DHC8-300     342    1992   PW123      10.100    10.205   10.100    10.205

                                   FIGURE 2-1

                    AIRPLANES GROUP PORTFOLIO CURRENT VALUES

                                                BASE VALUE        CURRENT MKT. VAL
                                            ------------------   -------------------
#    TYPE       SERNUM   YEAR   ENGINE      1/2 TIME  MT. ADJ.   1/2 TIME   MT. ADJ.
---  ----       ------   ----   ------      --------  --------   --------   --------

217  DHC8-300C  230      1990   PW123       8.595     8.640      8.595      8.640

218  DHC8-300C  242      1990   PW123       8.450     8.360      8.450      8.360

219  METROIII   705      1988   TPE331-11U  1.700     1.700      1.530      1.530

220  METROIII   711      1988   TPE331-11U  1.700     1.700      1.530      1.530

221  METROIII   712      1988   TPE331-11U  1.700     1.700      1.530      1.530



     *  This acft. being converted to freighter.
        Valued as a freighter with 18 yrs. remaining useful life.